EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

    EMPLOYMENT AGREEMENT made as of this 1st day of August, 2007, by and between Ian Rescigno ("Executive") and EDULINK, INC., a Nevada corporation with its principal offices at 605 Warwick Avenue #4, Thousand Oaks, California 91360 (the "Company").

                                   WITNESSETH:

    WHEREAS the Company is engaged in the design, development, production and marketing of an internet-based interactive educational system designed for institutional and individual end users; and

    WHEREAS the Company recognizes the value of his services which are of a specific, unique and extraordinary character and therefore requires the services of Executive as its Chief Executive Officer for a specified period of time; and

    WHEREAS the Company believes that the establishment and maintenance of sound and vital management of the Company is essential to the protection and enhancement of the interests of the Company and its stockholders and, in order to secure such protection, desires to obtain the contractual commitment of the Executive, to render his services to the Company for a specific period of time; and

    WHEREAS for the foregoing reasons, the Company desires to employ the Executive as its Chief Executive Officer, and Executive is desirous of being so employed, all on and subject to the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

    1. Employment. During the Term (as hereinafter defined) of this Agreement, the Company hereby employs Executive as its Chief Executive Officer, upon and subject to the terms and conditions set forth in this Agreement. Executive hereby agrees to accept such employment, upon and subject to the terms and conditions set forth in this Agreement. In addition, the Company shall, subject to Executive's consent, cause Executive to be re-elected to the Company's Board of Directors during the Term of this Agreement.

    2. Executive's Duties and Responsibilities.

    2.1 Executive will perform all of the services customarily associated with the position of Chief Executive Officer during the Term of this Agreement, subject to the policies established by and under the direction of the Board of Directors of the Company,

    2.2 Executive agrees to devote substantially all of his business time, attention and energy to the performance of his duties under this Agreement during the Term hereof and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company. Executive further agrees to use his best efforts at all times during the Term hereof to preserve, protect, enhance, and maintain the trade, business and goodwill of the Company.

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    2.3 Executive shall perform his services wherever his services are reasonably required but principally at 605 Warwick Avenue #4, Thousand Oaks, California 91360. Under no circumstances shall Executive, without his prior written consent, be required to change the location of his current residence in order to perform the services required of him under this Agreement (nor to travel any distance which is significantly greater than the distance currently traveled by the Executive to the Company's offices). The Company shall furnish Executive with a private office, stenographic help and such other facilities, services and staff as are suitable to his position and necessary and adequate for the performance of his services under this Agreement.

    3. Term.

    3.1 The term of this Agreement shall commence as of August 1st, 2007 and shall expire on December 31, 2012, subject to earlier termination as hereinafter provided in paragraph 3.2 hereof (the "Term").

    3.2 Pursuant to the provisions of Paragraph 3.1 above, the Term of this Agreement shall terminate on the earlier to occur of any of the following events:

        (a) The death of Executive;

        (b) The Permanent Disability (hereinafter defined) of Executive as provided in Paragraph 7 hereof;

        (c) Any repeated breach of trust or other repeated action by which Executive obtains material personal gain at the expense or to the detriment of the Company;

        (d) The failure of Executive to perform the customary duties of his position, provided that Executive is furnished with notice of such breach from the Company (with Executive not participating or voting with respect to any such notice if Executive is a director of the Company) and Executive fails to cure any such breach within thirty (30) days of such notice;

        (e) A conviction of the Executive for any felony or of any other crime involving moral turpitude;

        (f) The delivery of notice to the Company by the Executive, or to the Executive to the Company, as the case may be, of the termination of this Agreement for any breach or default by the Company or the Executive, as the case may be, of any of their respective representations, warranties, obligations or covenants under this Agreement, provided that any such breach or default is not cured within thirty (30) days after such notice from Executive or the Company, as the case may be.

        (g) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Company in a voluntary case under any applicable bankruptcy, insolvency, or similar law then in effect or the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator of the Company or for any substantial part of its property or an order by any such court for the wind-up or liquidation of the Company's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against the Company and remains pending for sixty (60) days without a stay or dismissal; or the Company commences a voluntary case under any such bankruptcy, insolvency, or similar law then in effect, or makes any general assignment for the benefit of its creditors or takes action in furtherance of any of the foregoing; or

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    4. Compensation. In consideration of the performance by Executive of his services under this Agreement during the Term hereof, the Company shall pay Executive the following compensation:

        (a) A base salary of One Hundred and Fifty Thousand Dollars ($150,000) during each year of the Term hereof (the "Base Salary"), such salary to be paid to Executive in equal monthly installments (the "Monthly Base Salary Payments"), in arrears, on the first day of each month during the Term of this Agreement.


        (b) The Company shall also pay Executive, in addition to the Base Salary, the following incentive compensation in each calendar year during the Term hereof: The greater of ten percent (10%) of the Net Pre-Tax Profits (hereinafter defined) of the Company or ten percent (10%) of the Net Cash Flow (hereinafter defined) of the Company (the "Bonus"). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the maximum bonus payable to Executive in any specific calendar year shall not exceed an amount equal to twice Executive's Base Salary during the calendar years ending December 31, 2008 and 2009 and three times such base salary during the calendar years, 2010, 2011, and 2012.

        For purposes hereof, "Net Pre-Tax Profits" shall mean the net pre-tax income of the Company and "Net Cash Flow" shall mean the net pre-tax cash flow of the Company, in each calendar year during the Term hereof, as determined by the Company's certified public accountants, at the Company's expense, applying generally accepted accounting principles consistently applied during each period. In determining Net Pre-Tax Profits and Net Cash Flow, the Company's accountants shall not consider losses incurred in any prior calendar year and shall add to the net calculations of each of such items, any compensation or similar expense incurred or recognized by the Company in connection with the issuance of securities of the Company for purchase prices which are less than, or warrants, options or other convertible securities which are exercisable at prices below, fair market value.

        (c) The Bonus shall be payable to Executive within thirty (30) days following the completion of the audited or unaudited financial statements of the Company for each such calendar year during the Term of this Agreement, but in any event, not later than April 1 of each such year (or within ten (10) days after the final resolution of any disagreement with respect to the calculation of Net Pre-Tax Profits or Net Cash Flow pursuant to the terms of subparagraph
(d) below). In the event of any termination of this Agreement prior to the expiration of the Term hereof, the Company shall pay Executive (or his estate in the case of any earlier termination due to Executive's death) the Bonus in a pro-rated amount based upon Net Pre-Tax Profits and Net Cash Flow for the number of days in any such calendar year in which any such termination occurs, such payment to be made sixty (60) days after any such termination (unless such termination results from an occurrence under Paragraphs 3.2(c), 3.2(d), 3.2(e), 3.2(f), but only in the event of a termination by the Company thereunder, or 3.2(g), in which case, notwithstanding any provision of this Agreement to the contrary, the Company shall have no obligation to make any Bonus payment to Executive). Notwithstanding the foregoing, the minimum, Bonus shall be paid semi-annually on June 1 and December 31 of each such calendar year.

        (d) The Company shall deliver to Executive with each Bonus payment during the Term hereof (other than all minimum Bonus payments), a report setting forth the calculation of Net Pre-Tax Profits and Net Cash Flow. Unless Executive



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notifies the Company within fifteen (15) business days after receipt of said calculations of his disagreement therewith (which notice shall state with reasonable specificity the reasons for any such disagreement and the amounts in dispute), said calculations will be final, binding and conclusive on Executive. If there is a disagreement, and the disagreement cannot be resolved by the Company and the Executive within sixty (60) days following the delivery of such calculations, the items in dispute may be submitted by either the Company or the Executive to the Company's then independent auditors (with a copy being furnished to the other party). After affording each of the Company and the Executive the opportunity to present their respective positions (which opportunity shall not extend for more than ten (10) business days following the submission of such disputed items to such auditors), the independent auditors shall determine what, if any, changes are required in the calculations, and such determination shall be final, binding and conclusive on the Company and the Executive. The fees, costs and expenses of such independent auditing firm shall be allocated between the Company and the Executive as follows:

           (1) If the Company or Executive submits such calculations to such independent auditors and the auditors confirm that calculations of Net Pre-Tax Profits and Net Cash Flow (within 5% thereof, plus or minus), the party which submitted such calculations to such auditors will pay all of the costs therefor; or

           (2) If the Company or Executive submits such calculations to such independent auditors and the auditors determine that the calculation of Net Pre-Tax Profits was understated by more than 5%, then the Company will pay all of the costs therefor; or

           (3) If the Company or Executive submits such calculations to such independent auditors and the auditors determine that the calculation of Net Pre-Tax Profits and Net Cash Flow was overstated by more than 5%, the Executive will pay all of the costs therefor.

        (e) Executive shall have the right, at Executive's sole expense, upon reasonable advance notice and during normal business hours at the Company's offices, to examine and copy the books and records of the Company relating to Net Pre-Tax Profits and Net Cash Flow. Executive hereby acknowledges and agrees that any non-published documentation or other information obtained by him in the course of any such examination shall be subject to the provisions of Paragraph 8 hereof.

        (f) The Company shall, in addition to the Base Salary and the Bonus, reimburse Executive for all ordinary and necessary out-of-pocket expenses incurred by him in the performance of his services under this Agreement, subject to and upon receipt by the Company of invoices or other documentation in support thereof. Such expenses for which Executive shall be entitled to reimbursement shall include, but not be limited to, travel and entertainment expenses and expenses incurred in connection with promoting the Company's business.

    5. Executive Benefits. In addition to the Base Salary and the Bonus, Executive shall receive the following benefits:

    5.1 Executive shall be entitled to four (4) weeks paid vacation and fifteen
(15) paid sick days during each year of the Term hereof. Executive shall take such vacation at such times as will not unreasonably interfere with significant activities of the Company and upon reasonable advance notice to the Company. Any

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unused vacation shall be paid to Executive by the Company at the end of each year of the Term hereof.

    5.2 The Company shall pay for and maintain for Executive during the term second and each subsequent year of the Term of this Agreement, disability insurance providing for the payment to Executive of a minimum of sixty percent (60%) of his Base Salary for any "disability" as defined in such disability insurance policy. The Company shall also pay and maintain for Executive during the Term hereof, major medical, hospitalization, dental and vision insurance (which insurance will cover Executive and members of his immediate family). The Company shall maintain such disability, medical, dental, and vision insurance in effect, at the Company's cost, for a period of eighteen (18) months after the expiration of this Agreement or the termination of this Agreement pursuant to Paragraphs 3.2(b), 3.2(f) or 3.2(g) hereof. During the Term of this Agreement, the Company may, at its election at any time during the Term hereof, obtain and maintain at its cost, a key man life insurance policy on the Executive's life with the Company as the beneficiary thereof and Executive will cooperate with the Company and its insurer with respect thereto.

    5.3 The Company grants to Executive the following number of options to purchase one share of Company's Common Stock per option at an exercise price of $.25 per share, provided that Executive shall not have the right to exercise those options corresponding to the specific deliverables described below unless and until such deliverables are completed.

Number of Options            Deliverable
-----------------            -----------
75,000                       completion of 1500-1 split
75,000                       SEC filings current
75,000                       Company is trading on OTCBB
75,000                       Production plan finalized

    5.4 The Company grants to Executive the following number of shares of common stock 144 restricted corresponding to the specific deliverables described below:

Number of shares             Deliverable
-----------------            -----------
100,000                      $1,000,000 investment in the Company
200,000                      $2,000,000 investment in the Company
300,000                      $3,000,000 investment in the Company
400,000                      $4,000,000 investment in the Company
500,000                      $5,000,000 investment in the Company


    5.5 The Company agrees that nothing contained in this Agreement is intended to, or shall be deemed to be granted to the Executive in lieu of, or as a limitation upon, any rights and privileges which the Executive may otherwise be entitled to as an executive employee of the Company under any retirement, pension, profit sharing, insurance, hospitalization or other employee benefit plan of any type (including, without limitation, any incentive, profit sharing, bonus or stock option plan), which may now be in effect or which may hereafter be adopted by the Company, or any subsidiary of the Company, it being understood that the Executive shall have the same rights and privileges to participate in such Company (including its subsidiaries) benefit plans as any other officer or executive employee of the Company or any of its subsidiaries.

    6. Severance; Change of Control.

    6.1 In the event that, upon the expiration of the Term hereof on December 31, 2012, this Agreement has not been renewed or Executive and the Company have not entered into a successor employment agreement, the Company shall pay to Executive on such date, in cash, a lump sum amount equal to Executive's then Base Salary plus the bonus compensation payable to Executive for the calendar year 2012, then multiplied by a factor of 1.5.

    6.2 If, at any time after a Change in Control has occurred, the Company (or any successor thereto) terminates this Agreement prior to the expiration of the Term of this Agreement, Executive shall receive (1) his Base Salary, Bonus and all fringe benefits provided for under Paragraph 5 hereof, including, without limitation, all benefits and awards under the Company's stock option, stock appreciation, restricted stock, stock bonus and similar plans and the Company's pension and retirement plans and programs which are then in effect, accrued through the date of any such termination; provided, however, that all of Executive's vested stock options, stock appreciation rights, restricted stock grants and stock bonuses and similar benefits shall be deemed to vest in full on any such termination date, notwithstanding any provision to the contrary in any applicable agreement or plan and (ii) a lump sum payment, in cash, on the date of any such termination, in an amount equal to the then Base Salary of Executive multiplied by a factor of 5.

    6.3 For purposes hereof, a "Change in Control" shall mean and be deemed to have occurred if: (I) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), except for an employee stock ownership trust (or any of the trustees hereof), becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the majority of the Board of Directors, as such entire Board of Directors is comprised as of the date hereof, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to voluntary resignation, death, disability or termination for cause or any director who is elected to the Board of Directors after the date hereof and who is approved by Executive; or (iii) the shareholders of the Company approve a plan of liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) the shareholders of the Company approve a merger of consolidation of the Company with any other entity, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (v) any other event shall have occurred which constitutes a change in ownership or effective control of the Company or in the ownership of its assets; provided, however, that no Change in Control shall be deemed to have occurred if any aforementioned plan of liquidation, sale of assets, merger or consolidation is not consummated. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Executive participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

    7. Disability.

    7.1 Subject to the terms of Paragraph 7.2 below, in the event Executive suffers any illness, injury or other incapacity which causes him to become temporarily disabled during the Term of this Agreement, he shall continue to receive one hundred percent (100%) of the Base Salary, Bonus and all other benefits to which he was entitled at the time he became so disabled for any period of disability not in excess of six (6) consecutive calendar months, the term "Permanent Disability" as used in this Agreement shall mean any disability of Executive for a period in excess of six (6) consecutive calendar months. For the purpose of this Paragraph, the terms "disabled" and "disability" shall mean any physical or mental illness, injury or other incapacity which, in the opinion of a doctor reasonably satisfactory to the Company and Executive, renders the Executive unable to perform his duties hereunder. The date that any such disability shall be deemed to have commenced shall be the date Executive first absents himself from work during a continuous period of disability as so determined by the doctor hereinabove set forth.

    7.2 Upon any Permanent Disability, the Company may at any time thereafter either reduce the Base Salary to be received by Executive to seventy-five percent (75%) of the Base Salary at the time of any such Permanent Disability (including all payments Executive may receive under any disability policy maintained by the Company) or terminate this Agreement upon ninety (90) days prior written notice to Executive. In the event of any such termination, Executive shall be entitled to receive from the Company or from the Company's disability carrier, disability compensation in an amount which shall, when added to all social security benefits received by Executive as a result of the Permanent Disability, equal Seventy Thousand Dollars ($70,000) per annum.

    8. Confidentiality and Non-Disclosure Covenant.

    8.1 During the Term of this Agreement, Executive hereby acknowledges that he may obtain and be entrusted with unpublished material confidential and proprietary information relating to the Company's present and proposed business and operations, including, without limitation, financial information relating to the Company's present and proposed business and proposed business and operations, the cost and pricing of the Company's services, the sales and marketing plans and strategies of the Company, proposed Company's accounts and the terms of all material agreements to which the Company is a party. All of such information that may be obtained by Executive shall, for purposes hereof, be referred to as "Confidential Information." Executive hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of Executive, neither he, nor any entity or person owned or controlled directly or indirectly by him, shall, during the Term of this Agreement or thereafter, use for his own benefit or for the benefit of others for any purpose and in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information (except as necessary in connection with the performance of Executive's services under this Agreement). This provision shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Executive shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by him which does not cause any material damage to the Company or is required as a result of any legal process served upon him in any judicial or administrative proceeding (provided that the Company shall be give notice in time to enable it to object to such disclosure) or was obtained by Executive from a third party without such third party's breach of agreement or obligation of trust.

    8.2 Executive hereby acknowledges and agrees that any actual or threatened breach of the provisions of this Paragraph 8 may cause irreparable harm to the Company and may not be remediable by an action at law for damages and, therefore, the Company shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor. The provisions of this Paragraph 8 shall survive the termination or expiration of the Term of this Agreement.

    9. Representations and Warranties of Executive. The Executive represents and warrants to the Company as follows:

    9.1 All action on the part of the Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

    9. Representations and Warranties of Executive. The Executive represents and warrants to the Company as follows:

    9.1 All action of the part of the Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

    9.2 The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of any instrument, judgment, order, writ, decree or agreement to which Executive is a party or by which he is bound.

    9.3 There is no action, suit, proceeding, or investigation pending, or to the knowledge of Executive, currently threatened against Executive, in any way relating to the validity of this Agreement or the right of Executive to enter into or to consummate this Agreement and the transactions contemplated hereby.

    10. Representations and Warranties of the Company. The Company represents and warrants to the Executive as follows:

    10.1 All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

    10.2 The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of the Company's Certificate of Incorporation by By-Laws or any instrument, judgment, order, writ, decree or agreement to which the Company is a party or by which he is bound.

    10.3 There is no action, suit, proceeding, or investigation pending, or to the knowledge of the Company, currently threatened against the Company, in any way relating to the validity of this Agreement of the right of the Company to enter into or to consummate this Agreement and the transactions contemplated hereby.

    11. Arbitration. Except for any action under this Agreement for injunctive or other equitable relief, all disputes, controversies and differences between the parties hereto arising under this Agreement which the parties hereto are unable to settle amicably shall be resolved in Los Angeles, California, by binding arbitration in accordance with the Rules then in force of the American Arbitration Association. The arbitration shall be held before three arbitrators one of which shall be selected by the other two arbitrators, and the decision of such arbitrators shall be deemed to be final, and judgment upon any award or decision rendered thereby may be entered in any court, domestic or foreign, having jurisdiction thereof.

    12. Miscellaneous.

    12.1 This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed or modified except by an instrument in writing signed by the party to be bound thereby.

    12.2 All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address and/or to such other persons as either of the parties hereto shall specify by notice given in accordance with this provision):

               (a) If to the Company:

                    EduLink, Inc.
                    605 Warwick Avenue #4
                    Thousand Oaks, California 91360

                    Attn: Chief Executive Officer

               (b) If to Executive:

                    Ian Rescigno
                    605 Warwick Avenue #4
                    Thousand Oaks, California 91360

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

    12.3 Neither party hereto may assign this Agreement of their respective rights, benefits or obligations hereunder without the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, and their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, in the event of a sale of securities or assets of the Company constituting a Change of Control, the Company shall have the right to assign this Agreement to the person or entity acquiring the stock or assets of the Company provided that any such person or entity agrees in writing to assume and be bound by all of the terms and provisions of this Agreement.

    12.4 No waiver of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, covenant or obligation in this Agreement to the other party hereto shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, covenant or obligation of such other party, unless the instrument of waiver expressly so provides.

    12.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. By his execution hereof, Executive hereby consents and irrevocably submits to the in personam jurisdiction of the American Arbitration Association tribunal located in the City and County of Los Angeles, State of California and agrees that any process in any action commenced in such tribunal under this Agreement may be served upon him personally, by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same full force and effect as if personally served upon him in Los Angeles City. Each of the parties hereto hereby waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount determined therein.

    12.6 The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledge and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

    12.7 If any term or provision of this Agreement, or the application thereof to any person or circumstance, if finally determined by a court or arbitration tribunal to any extent to be illegal, invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted hereunder and by law.

    12.8 Except as required by applicable law or in connection with the preparation of the Company's financial statements or documents, the Company will not publish or disclose the compensation or other provisions of this Agreement.

    12.9 During and after the Term of this Agreement, the Company shall defend, indemnify and hold Executive harmless from any claims, causes of action, liabilities, damages, costs or expenses incurred by Executive based upon or in connection with the performance of his services under this Agreement to the fullest extent permitted by the laws of the State of California and the Articles of Incorporation and By-Laws of the Company. This provision will survive the expiration or termination of the Term of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executive this Agreement this 1st day of August, 2007.



                                                   /s/ Ian Rescigno
                                                   ---------------------------
                                                   Ian Rescigno